UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2023

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on August 7, 2023, Oramed Pharmaceuticals Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (as subsequently amended on August 9, 2023 and August 21, 2023, the “Sorrento SPA”) with Sorrento Therapeutics, Inc. (“Sorrento”), pursuant to which, subject to the terms and conditions set forth in the Sorrento SPA, the Company agreed to acquire certain equity securities of Scilex Holding Company (“Scilex”) owned by Sorrento (the “Purchased Securities”) for a purchase price of $105 million. Sorrento and its affiliated debtor, Scintilla Pharmaceuticals, Inc. (“Scintilla” and together with Sorrento, the “Debtors”) are in Chapter 11 bankruptcy proceedings (the “Chapter 11 Cases”) pending before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), which commenced on February 13, 2023.

As previously disclosed, the Company and Sorrento entered into a Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the “Senior DIP Loan Agreement”) on August 9, 2023, by and among the Debtors, the Company and the guarantors from time to time party thereto, pursuant to which the Company provided to the Debtors a non-amortizing super-priority senior secured debtor-in-possession term loan financing facility in an aggregate principal amount of $100 million (the “Senior DIP Loan Facility”), which amount was subsequently drawn in full by the Debtors.

As previously disclosed, following the conclusion of the auction that commenced on August 14, 2023 (the “Auction”), on August 17, 2023, Sorrento filed a Notice of (I) Successful Bidder and Successful Bid, (II) Reset of Sale Hearing, and (III) Sale Objection Deadline announcing the Company as the successful bidder in the Auction. On August 25, 2023, the Bankruptcy Court approved such transactions on the record at a hearing and in an order entered on August 30, 2023. Thereafter, the Company and Sorrento continued discussions and negotiations relating to the sale contemplated under the Sorrento SPA.

As previously disclosed, on September 11, 2023, the Company, Sorrento and Scilex entered into non-binding term sheets (the “Term Sheets”) relating to, among other things, the Note (as defined below).

On September 21, 2023, the Company and Scilex entered into definitive documentation relating to the Note, and the Company, Sorrento and Scilex consummated the transactions contemplated by the Term Sheets (collectively, the “Transaction”). In connection with the Transaction, the Company and Sorrento mutually agreed to terminate the Sorrento SPA as further described below, and Scilex was declared the winning bidder for the purchase of the Purchased Securities.

Securities Purchase Agreement

On September 21, 2023 (the “Closing Date”), the Company entered into, and consummated the transactions contemplated by, a Securities Purchase Agreement (the “Scilex SPA”) with Scilex and the Agent (as defined below). Pursuant to the Scilex SPA, in exchange for Scilex assuming Sorrento’s outstanding obligations under the Senior DIP Loan Agreement (the “DIP Assumption”) and for the ability to credit bid the amounts assumed under the DIP Assumption in exchange for 60,068,585 shares of common stock of Scilex, par value $0.0001 per share (“Scilex Common Stock”), 29,057,097 shares of Series A preferred stock of Sorrento, and warrants exercisable for 4,490,617 shares of Scilex Common Stock owned by Sorrento, Scilex (i) issued to the Company (A) a Senior Secured Promissory Note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Note”), (B) a warrant to purchase up to an aggregate of 4,500,000 shares of Scilex Common Stock, with an exercise price of $0.01 per share and containing certain restrictions on exercisability (the “Closing Penny Warrant”), and (C) warrants to purchase up to an aggregate of 8,500,00 shares of Scilex Common Stock (the “Subsequent Penny Warrants” and together with the Closing Penny Warrant, the “Penny Warrants”), each with an exercise price of $0.01 per share and each with certain restrictions on exercisability, and (ii) caused certain outstanding warrants to purchase up to an aggregate of 4,000,000 shares of Scilex Common Stock with an exercise price of $11.50 per share to be transferred to the Company (the “Transferred Warrants” and together with the Penny Warrants, the “Warrants”).

Pursuant to the terms of the Scilex SPA, Scilex agreed that, until such time as the Company no longer holds any of the Warrants, Scilex will not effect or enter into an agreement to effect any issuance of shares of Scilex Common Stock or Scilex Common Stock equivalents involving an at-the-market offering or variable rate transaction; provided that the foregoing restriction will not apply to Scilex’s ATM Program (if implemented) or ELOCS (each as defined in the Note).

Pursuant to the terms and conditions of the Scilex SPA, Scilex agreed to reimburse the Company for up to $2,910,000 of legal and other advisor costs, fees, and expenses incurred by the Company in connection with the Sorrento SPA, the Senior DIP Loan Facility, the Scilex SPA, and certain other transaction documents, $1,910,000 of which was paid to the Company’s designated recipients in cash on the Closing Date, and $1,000,000 of which was included in the principal amount of the Note.

Senior Secured Promissory Note

The Note issued to the Company pursuant to the Scilex SPA matures on March 21, 2025 or upon an uncured event of default, subject to certain mandatory prepayments, and bears interest at a rate per annum equal to Term SOFR (as defined in the Note) plus 8.5% (subject to a Term SOFR floor of 4.0%), to be paid in-kind, by being capitalized and added to the principal amount of the Note on a monthly basis. The Scilex SPA provides for principal payments of (i) $5 million on December 21, 2023, (ii) $15 million on March 21, 2024, and (iii) $20 million on each of June 21, 2024, September 21, 2024, and December 21, 2024, and for the entire remaining principal balance of the Note payable on March 21, 2025. If the Note is not repaid in full on or prior to March 21, 2024, an exit fee equal to $3,056,250 shall be payable upon repayment of the Note in full.

The Note constitutes senior secured indebtedness of Scilex and is guaranteed by all existing or future formed, direct and indirect, domestic subsidiaries of Scilex (the “Guarantors” and, together with Scilex, the “Note Parties”) pursuant to a subsidiary guarantee (the “Subsidiary Guarantee”) with Acquiom Agency Services LLC, as the collateral agent for the holders of the Note (the “Agent”). On September 21, 2023, the Company, Scilex, the Guarantors and the Agent also entered into a security agreement (the “Security Agreement”) pursuant to which the Note is secured by a first priority security interest in and liens on all of the assets of the Note Parties (the “Collateral”), subject to customary and mutually agreed permitted liens and except for (a) proceeds of the ELOCs or Sales Agreement (as defined below) securing any Acceptable Indebtedness (as defined below), and (b) certain assets of Scilex that secure the accounts receivable credit facility of Scilex Pharmaceuticals Inc. with eCapital Heathcare Corp. (“eCapital”) (the “AR Line”) (which assets in clauses (a) and (b) shall secure the obligations under the Note on a second priority security interest basis). The Collateral in which the Company has a first priority security interest includes all material intellectual property of the Note Parties as well as all equity in the Guarantors along with proxy rights related thereto. The Note is senior in right of payment to all of Scilex’s and its subsidiaries’ existing and future indebtedness, except (A) Acceptable Indebtedness (as defined below), not to exceed $30 million in the aggregate and (B) payment of the AR Line (which may not exceed $30 million in aggregate principal amount outstanding at any time).

Mandatory prepayments under the Note are required following the earlier of (a) April 1, 2024 and (b) the date upon which all of (i) Scilex’s outstanding convertible debentures issued to YA II PN, Ltd. and any other indebtedness incurred by Scilex owing to Yorkville, (ii) any indebtedness owed by Scilex to B. Riley Securities and (iii) any indebtedness incurred by Scilex owing to a third-party financing provider reasonably acceptable to the Company (clauses (i)-(iii) collectively, the “Acceptable Indebtedness”), are repaid in full, which mandatory prepayments will consist of: (A) 70% of the net cash proceeds to which Scilex is entitled to from advances made under the ELOCs, and (B) 70% of the net cash proceeds received by Scilex from any debt or equity financing other than (I) the AR Line, (II) the ELOCs, (III) subordinated debt in an aggregate principal amount not to exceed $30 million at any time, and (IV) the Acceptable Indebtedness (the “Mandatory Prepayment Sweep”). Voluntary prepayments may be made at Scilex’s discretion; provided that, if made prior to the one-year anniversary of the Closing Date, Scilex will also be required to pay a customary 50% interest make-whole on the portion of the Note so prepaid.

The Note contains customary representations and warranties and customary covenants, including restrictions on Scilex’s and its subsidiaries’ ability to incur or guarantee other indebtedness and that Scilex will maintain minimum liquidity in the amount of at least $1 million for the first 60 days following the Closing Date, $3 million from the 61st day following the Closing Date until the 180th day thereafter, and $5 million at all times thereafter, among others.

The Note includes customary events of default, including, without limitation a cross-default to other specified indebtedness or any other indebtedness involving an obligation of greater than $1 million, as well as an event of default upon a Change of Control Transaction or Fundamental Transaction (in each case, as defined in the Note), upon which the Note will bear interest at a default rate of Term SOFR plus 15.0%, which shall be payable in-kind, by being capitalized and added to the principal amount of the Note on a monthly basis. The Note also contains additional events of default with respect to certain events relating to Scilex’s obligations under the Registration Rights Agreement (as defined below) and relating to the Warrants and/or the shares underlying the Warrants, in each case as more fully set forth in the Note. If the Note is accelerated upon an event of default, Scilex is required to repay the principal amount of the Note at a mandatory default rate of 125% of such principal amount (together with 100% of accrued and unpaid interest thereon and all other amounts due in respect of the Note).

Until the obligations under the Note are repaid in full, the Company will have the right to designate one non-voting observer (the “Board Observer”) to attend meetings of the board of directors and committees of Scilex and its subsidiaries. The Board Observer will be subject to confidentiality obligations and will have customary information rights. Scilex (i) will reimburse the Board Observer up to $10,000 per year for reasonable and documented out-of-pocket expenses incurred by the Board Observer and (ii) will pay the Board Observer a fee equivalent to the fees paid to independent directors of Scilex, provided that such fees will be capped at $80,000 per year (provided that such amounts are subject to increase upon terms and conditions more fully set forth in the Note).

Warrants

The Closing Penny Warrant will be exercisable upon the earliest of (i) March 14, 2025, (ii) the date on which the Note has been repaid in full and (iii) the Management Sale Trigger Date (as defined therein), if any, and will expire on the date that is the fifth anniversary of the issuance date. For purposes of the Penny Warrants, the Management Sale Trigger Date is generally the first date that either Dr. Henry Ji, Scilex’s Executive Chairperson, or Mr. Jaisim Shah, Scilex’s Chief Executive Officer and President and a member of Scilex’s Board of Directors, engages in certain sales or other similar transfers of shares of Scilex Common Stock or other of Scilex’s or any of its subsidiaries’ securities, subject to certain exceptions as are customary for lock-up agreements executed by directors and officers in connection with financings or similar transactions.

Scilex issued four Subsequent Penny Warrants, each for 2,125,000 shares of Scilex Common Stock, which shall vest and become exercisable on the date that is the later of (i) March 19, 2024, June 17, 2024, September 15, 2024 or December 14, 2024, respectively (the “Subsequent Penny Warrant Vesting Date”), and (ii) the earliest of (A) March 14, 2025, (B) the date on which the Note has been repaid in full and (C) the Management Sale Trigger Date (as defined therein), if any. Each Subsequent Penny Warrant will expire on the date that is the fifth anniversary of the issuance date; provided that, if the Note is repaid in full prior to the Subsequent Penny Warrant Vesting Date applicable to such Subsequent Penny Warrant, such Subsequent Penny Warrant will expire on the date the Note is repaid in full.

The exercise price and number of shares of Scilex Common Stock issuable upon the exercise of the Penny Warrants will be subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar transaction, as described in the Penny Warrants; provided that there shall not be any adjustment to the exercise price of the Penny Warrants in the event Scilex combines (by combination, reverse stock split or otherwise) the Scilex Common Stock into a smaller number of shares. The Company may exercise the Penny Warrants by means of a “cashless exercise”.

The Penny Warrants may not be exercised if the Company, together with its affiliates, would beneficially own in excess of 9.9% of the number of shares of Scilex Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to Scilex, the Company may increase or decrease the Beneficial Ownership Limitation.

The Transferred Warrants are listed on Nasdaq, have an exercise price of $11.50 per share, are fully exercisable, and expire on November 10, 2027. The exercise price and number of shares of Scilex Common Stock issuable upon the exercise of the Transferred Warrants will be subject to adjustment in the event of any stock dividend, stock split, recapitalization, reorganization or similar transaction, and are subject to certain redemption rights by Scilex, as described in the Transferred Warrants.

Registration Rights Agreement

In connection with the Scilex SPA, on September 21, 2023, the Company entered into a registration rights agreement with Scilex (the “Registration Rights Agreement”), pursuant to which Scilex granted the Company certain registration rights applicable to the resale of the shares underlying the Warrants. Pursuant to the Registration Rights Agreement, Scilex must file (i) no more than 15 days following the Closing Date, a prospectus supplement to its registration statement on Form S-1 previously filed with the Securities and Exchange Commission (the “SEC”) to reflect the transfer of the Transferred Warrants to the Company and to add the Company as a “Selling Stockholder” thereunder, and (ii) no more than 30 days following the Closing Date, a registration statement (the “Initial Registration Statement”) covering the resale of the shares of Scilex Common Stock underlying the Penny Warrants. The Initial Registration Statement must be declared effective as promptly as possible after the filing thereof, but in any event no later than the date that is 60 days following the Closing Date, or, if Scilex is notified that the SEC will review the Initial Registration Statement, 90 days following the Closing Date.

The Registration Rights Agreement provides that, in the event that a registration statement has not been filed or declared effective in accordance with the terms of the Registration Rights Agreement, Scilex will pay to the Company liquidated damages for every 30-day period following the date that is 30 days from the Closing Date until such date that the registration statement is filed or declared effective. Such liquidated damages will be equal to the product of 2.0% multiplied by the sum of (x) the aggregate principal amount outstanding under the Note and (y) the aggregate Exercise Price (as defined in the Closing Warrant) of the Closing Warrants issued to such holder for which the underlying shares issuable pursuant to such Closing Warrants are included in such Registration Statement. The Company and Scilex agreed to cap the liquidated damages under the Registration Rights Agreement at 12.0% of the aggregate subscription amount paid by the Company under the Scilex SPA.

The foregoing descriptions of the Scilex SPA, the Note, the Warrants, the Registration Rights Agreement, the Subsidiary Guarantee, and the Security Agreement are qualified in their entirety by reference to the full text of such documents. A copy of the Scilex SPA, the Note, the Warrants, the Registration Rights Agreement, the Subsidiary Guarantee, and the Security Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2. 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On September 21, 2023, the Company and Sorrento entered into a Termination Agreement (the “Termination Agreement”), whereby they mutually agreed to terminate the Sorrento SPA. The Company and Sorrento mutually released any and all claims they may have against one another with regards to the Sorrento SPA, and no termination penalties were incurred by either the Company or Sorrento in connection with the termination of the Sorrento SPA.

The foregoing descriptions of the Termination Agreement is qualified in its entirety by reference to the full text of such document. A copy of the Termination Agreement is attached to this Current Report on Form 8-K as Exhibit 10.12 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 21, 2023, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of the Current Report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Securities Purchase Agreement, dated September 21, 2023 by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.
10.2	Senior Secured Promissory Note, dated September 21, 2023 issued to Oramed Pharmaceuticals Inc. by Scilex Holding Company
10.3	Warrant No. ORMP CS-1 to Purchase Common Stock of Scilex Holding Company
10.4	Warrant No. ORMP CS-2 to Purchase Common Stock of Scilex Holding Company
10.5	Warrant No. ORMP CS-3 to Purchase Common Stock of Scilex Holding Company
10.6	Warrant No. ORMP CS-4 to Purchase Common Stock of Scilex Holding Company
10.7	Warrant No. ORMP CS-5 to Purchase Common Stock of Scilex Holding Company
10.8	Scilex Holding Company Specimen Warrant Certificate
10.9	Registration Rights Agreement, dated September 21, 2023, by and between Oramed Pharmaceuticals Inc. and Scilex Holding Company.
10.10*	Subsidiary Guarantee, dated September 21, 2023, by and among Oramed Pharmaceuticals, Acquiom Agency Services LLC, Scilex Holding Company, and certain subsidiaries of Scilex Holding Company party thereto
10.11	Security Agreement, dated September 21, 2023, by and among Oramed Pharmaceuticals, Acquiom Agency Services LLC, Scilex Holding Company, and certain subsidiaries of Scilex Holding Company party thereto
10.12	Mutual Termination and Release Agreement, dated September 21, 2023, by and between Sorrento Therapeutics, Inc. and Oramed Pharmaceuticals, Inc.
99.1	Press Release, dated September 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*       Certain exhibits and similar attachments to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or other attachment will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

September 26, 2023